EXHIBIT 99.1

GRYPHON GOLD ANNOUNCES NEW CFO

April 25, 2006 – Denver, CO and Vancouver, BC. Gryphon Gold Corporation (TSX:GGN) announces Mr. Michael Longinotti has joined Gryphon Gold and will be appointed the company’s new Chief Financial Officer effective May 15, 2006. Mr. Longinotti has a variety of public company experience including Treasurer for Cominco Ltd. He is a member of CIRI, AICPA and Washington Society of CPA’s and has a BA in Business Administration, a BS in Environmental Science and a BS in Geology from Washington State University.

Mr.   Thomas Sitar, current Chief Financial Officer, will be leaving the company on May 15. 2006. Mr. Sitar joined Gryphon Gold in September 2004 and has been a key member of the management team that has enabled the Company to raise equity capital through several private placements and complete an initial public offering in December 2005.

For further information contact:	Tony Ker, Executive Vice President & Secretary Ph. 604-261-2229 www.gryphongold.com

This press release contains “forward-looking information” which may include, but is not limited to, statements with respect to our planned exploration program. Such forward-looking statement reflects our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined under the section titles “Risk Factors and Uncertainties” in our prospectus (available at www.sedar.com) and registration statement filed with the SEC (available at www.sec.gov). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements.

Head Office:   Suite 360-390 Union Blvd. — Lakewood, CO – 80228 — USA
Vancouver Office:   810-1130 W. Pender St. — Vancouver, BC – Canada — V6E 4A4
Toll Free:   1.888.261.2229